===============================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  SCHEDULE 14A
          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )
Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                    EXX INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
     -------------------------------------------------------------------------
     (5) Total fee paid:
     -------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
     -------------------------------------------------------------------------
     (3) Filing Party:
     -------------------------------------------------------------------------
     (4) Date Filed:
     -------------------------------------------------------------------------
Notes:
Reg. (S) 240.14a-101.
SEC 1913 (3-99)

                                     EXX INC
                                    Suite 689
                             1350 East Flamingo Road
                             Las Vegas, Nevada 89119


                                -----------------


                           NOTICE OF ANNUAL MEETING OF
                        CLASS A and CLASS B STOCKHOLDERS
                             To be held May 28, 2002

                                -----------------



To the Stockholders:

         The Annual Meeting of Stockholders of EXX INC (the "Company") will be held at the office of RK Consulting LLC, 3 Becker Farm Road, 4th Floor, Roseland, New Jersey at 5:00 p.m. (local time) on Tuesday, May 28, 2002 for the following purposes:

         (1) To elect one (1) Class A director and three (3) Class B directors to serve as provided in the Company's By-Laws until the next Annual Meeting and thereafter until their respective successors are elected and qualified; and

         (2) To transact such other business as may properly come before the Meeting or before any adjournments of the Meeting.

         The Board of Directors has fixed the close of business on April 26, 2002 as the record date for the determination of Class A and Class B Stockholders entitled to notice of and to vote at the Meeting and at any adjournments thereof.

         A form of Proxy and the Proxy Statement respecting the Meeting are enclosed.

         You are cordially invited to attend the Meeting in person. Whether or not you plan to attend, you are urged to promptly MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD(S) in the accompanying envelope. Return of your Proxy will not deprive you of your right to vote your shares in person at the Meeting.

                         By Order of the Board of Directors

                         David A. Segal
                         Chairman of the Board and Chief Executive Officer

Las Vegas, Nevada
April 26, 2002

                                     EXX INC
                                    Suite 689
                             1350 East Flamingo Road
                             Las Vegas, Nevada 89119
                                 (702) 598-3223

                                 PROXY STATEMENT

                                -----------------

               ANNUAL MEETING OF CLASS A and CLASS B STOCKHOLDERS
                                 ON MAY 28, 2002

                                ----------------

This Proxy Statement and the accompanying form of proxy are first being mailed or given to Stockholders on or about May 6, 2002.

                     SOLICITATION AND REVOCATION OF PROXIES

         This Proxy Statement and the accompanying form of proxy are being furnished to the Stockholders of EXX INC ("the Company") in connection with the solicitation of proxies by the Board of Directors of the Company with respect to the Company's Annual meeting of Stockholders to be held at the office of RK Consulting LLC, 3 Becker Farm Road, 4th Floor, Roseland, New Jersey at 5:00 p.m. (local time) on Tuesday, May 28, 2002 and any adjournments of said Meeting. Any Stockholder giving a proxy has the power to revoke it at any time before it is exercised, by filing with the Company either (a) an instrument revoking it or
(b) a duly executed proxy bearing a later date. The proxy will be suspended if the person granting the proxy is present at the Meeting and elects to vote his shares in person.

         All expenses incurred in connection with this solicitation of proxies will be borne by the Company. In addition to soliciting proxies by use of the mails, the directors, officers and regular employees of the company may solicit proxies by telephone, facsimile or personal interview. The Company may also reimburse brokers, banks, and other nominees for their reasonable expenses incurred in forwarding proxy materials.

                                VOTING SECURITIES

         Only Stockholders of record at the close of business on April 26, 2002 will be entitled to notice and to vote at the Meeting and at any adjournments of the Meeting. As of April 18, 2002, 10,764,907 shares of the Company's Class A Common Stock, par value .01 per share ("Class A") and 617,853 shares of the Company's Class B Common Stock, par value .01 per share ("Class B"), were outstanding.

                              ELECTION OF DIRECTORS

         At the Meeting, the Stockholders will elect a board of four directors, comprising one Class A director and three Class B directors. Under the Company's Articles of Incorporation holders of outstanding shares of Class B shares have the right to elect two-thirds or the next rounded number of directors in excess of two-thirds if the number of directors is not divisible by three, and the holders of the outstanding Class A shares have the right to elect the remaining directors of the Company. Each director is to serve as provided in the Company's By-Laws until the next Annual Meeting of Stockholders and thereafter until his successor is elected and qualified. Election of each class of directors will require the affirmative vote of holders of a plurality of the applicable class of Common Stock present (in person or by proxy) at the Meeting, provided a quorum is present. A quorum will require the presence (in person or by proxy) of the holders of a majority of each class of the shares entitled to vote at the Meeting. Each share of Common Stock will be entitled to one vote for each director to be elected.

         It is intended that the proxies given to the person named in the enclosed form of proxy will be voted for the election of the nominees for director named below, each of whom is presently a director whose current term will expire on the Meeting date. Messrs. Fishman, Perlmutter, Remington, and Segal were elected directors by the Stockholders at the last Annual Meeting of Stockholders. Unless a contrary specification is indicated, the proxy to which this Proxy Statement relates will be voted for each of said nominees, or, in the event that any such nominee is not available by reason of any unforeseen contingency, then for the balance of the nominees and for such other person(s) as may be designated as a replacement nominee(s) by the remaining directors.

         The following information is given as of March 31, 2002. Except as otherwise indicated, each nominee has had the same principal occupation or employment during the last five years.

        Nominee, Age,             Positions with the Company,             Shares of Common Stock         Percent of Outstanding
   Director of the Company          Principal Occupation and                Beneficially Owned                Common Stock
      Continually Since               Other Directorships                Class A           Class B          Beneficially Owned
      -----------------               -------------------                -------           -------          ------------------
Jerry Fishman                      Director, Vice President,              1900               100                    *
54--1984                          The Fishman Organization Inc.
                                     Director, Newcor, Inc.

Norman H. Perlmutter,                CPA, Private Practice                3800               200                    *
61--1984                              Director, Newcor, Inc.

Frederic Remington,             Director, Chairman of the Board           1900               100                    *
72--1984                          And Chief Executive Officer of
                                     Peerless Tube Company
                                     Director, Newcor, Inc.

David A. Segal,                    Chairman of the Board and         5,218,882(1)          274,678(1)           41.03%
62--1984                             Chief Executive Officer
                                   Chairman of the Board and
                                     Co-CEO of Newcor, Inc.

All officers, directors and                                          5,226,482(1)          275,078(1)           41.09%
Nominees for director of the
Company as a group


*Less than 1/10 of 1%

---------------------

         (1) Includes options to purchase 1,900,00 Class A shares and 100,000 Class B shares.

         Mr. Fishman was President of Fishman Supply Co., Inc., a supplier of construction material and building maintenance supplies, for more than the last five years. Effective January 1, 1998 Mr. Fishman became Vice President of The Fishman Organization Inc., a sales and marketing group representing manufacturers in international sales of consumer products. Mr. Perlmutter assumed his present position as of January 1, 1999. Prior to this date, Mr. Perlmutter was Executive Vice President, Keystone Recovery Service, a Division of Savit Enterprises Inc, a commercial collection agency for a period of five years. Mr. Remington has served as Chairman of the Board, and previously as Vice President of Peerless Tube Co., a manufacturer of aerosol cans and collapsible metal tubes, for more than the last five years. Mr. Segal has been Chairman of the Board and Chief Executive Officer of EXX INC for more than the past five years and prior thereto was Chairman of the Board and CEO of SFM Corp. Mr. Segal became Chairman of the Board and Co-CEO of Newcor, Inc. in 2001

         The Board has an Audit Committee and a Stock Option Committee. The Audit Committee is currently composed of Messrs. Fishman, Perlmutter and Remington. Its tasks include meeting with the auditors to review the scope, accuracy and results of the audit and making inquiries as to the adequacy of the Company's accounting, financial and operating controls. The Stock Option Committee, which is composed of Mssrs. Fishman and Remington, grants options under the Company's 1994 Stock Option Plan and handles the general supervision of the plan.

         The Audit Committee held one meeting in 2001.

         The Stock Option Committee did not hold any meetings in 2001.

         During 2001, the Company's Board of Directors met three times.

Compensation of Directors

Directors who also are employees of the Company (Mr. Segal) receive no fees for their service as Directors or for attendance at Board and Committee meetings. Non employee directors receive $1,000 for each Board Meeting with a minimum of $4,000 per year. Audit and Stock Option Committee members receive an additional $150 per committee meeting.

                            HOLDINGS OF COMMON STOCK

The following table and footnotes describe holdings of Common Stock as of March 31, 2002, as reported to the Company or as contained in filings made with the Securities Exchange Commission by beneficial owners of more than 5% of the outstanding shares:

                                             Number of Shares                     Percent of Outstanding
                                             of Common Stock                           Common Stock
                                            Beneficially Owned                      Beneficially Owned

                                       Class A           Class B              Class A             Class B
                                       -------           -------             -------             -------
David A. Segal
EXX INC
Suite 689
1350 East Flamingo Road
Las Vegas, Nevada  89119             5,218,882(1)        274,678(1)              41.19%             38.26%

Laura L. Bradley
EXX INC
Suite 689
1350 East Flamingo Road
Las Vegas, Nevada  89119             1,325,250            69,750                 12.30%             11.29%

Lisa M. Bethune
EXX INC
Suite 689
1350 East Flamingo Road
Las Vegas, Nevada  89119             1,325,250            69,750                 12.30%             11.29%

William H. Allen
P.O. Box 113
Washington, IL  61571                         -           49,800                    -                8.06%


(1) Includes options to purchase 1,900,000 Class A shares and 100,000 Class B Shares.

                 COMPENSATION OF OFFICERS AND OTHER INFORMATION

         The executive officer of the Company during 2001 was David A. Segal who was elected by the Board of Directors to serve as an officer of the Company until the next election of officers, as provided in the Company's By-Laws. Biographical information regarding Mr. Segal is presented in the section entitled "Election of Directors," above.

         The following table provides summary information concerning salary and bonuses paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and the other highly compensated executive of the company as of December 31, 2001 for the years ended December 31, 1999, 2000 and 2001.

                                        SUMMARY COMPENSATION TABLE

                                           Annual Compensation
------------------------------------------------------------------------------------------------------------
      Name and Principal Position        Year     Salary($)    Bonus($)     Total          Other (1) Annual
      ---------------------------        ----     ---------    --------     -----          ----------------
                                                                           Salary &        Compensation($)
                                                                           --------        ---------------
                                                                           Bonus($)
                                                                           --------

      David A. Segal                     2001      339,487      137,000        476,487          --
      Chairman of the Board              2000      338,372      137,000        475,372          --
      And Chief Executive Officer        1999      330,157      193,913        524,070          --

_____________________

(1) The named individual did not receive perquisites or other personal benefits in any amount large enough to require reporting in this column.

Executive Employment Contract

In 1994, the Company entered into a 10 year contract with Mr. Segal effective October 21, 1994 with an option to renew for an additional five years. Under the agreement, Mr. Segal's base compensation is $300,000 per year with annual increases based on a Consumer Price Index formula. In addition, there is a profit bonus under with Mr. Segal will receive 5% of the consolidated pre-tax earnings of the Company. The agreement also provided an option whereby Mr. Segal could require the Company to purchase all of his common stock in the Company on the date his employment terminated, at the great of fair market value or $10 per share (prior to adjustment). In 1997, in order to avoid the classification of the shares owned by Mr. Segal as "mezzanine" capital and the reduction to future earnings per share (or increase to future loss per share) which would result with such classification, Mr. Segal agreed to relinquish his contractual right to require the Company to purchase his shares, in exchange for options, to be granted in 1998, to purchase 1,900,000 Class A shares and 100,000 Class B shares at prices equal to, or greater than, the market value at the date of the grant.

Pension Benefits

A Subsidiary of the Company has a non-contributory defined benefit pension plan for salaried employees, which was "frozen" by action of the Board of Directors in January 1988. Monthly benefits payable at age 65 are equal to 50% of final average earnings, less 75% of the primary Social Security benefit. "Final average earnings" is the average of the highest consecutive five of the last ten years ended December 31, 1987, and monthly benefits are reduced pro rata for each full year of service less than thirty. Benefits are paid on a straight-life annuity basis or in an optional form which is actuarially equivalent to a life annuity.

The following table reflects estimated annual benefits payable at age 65 on a straight-life annuity basis at various compensation levels and years of service, before being reduced by up to 75% of the retiree's annual primary Social Security benefit.

                                              PENSION PLAN TABLE

                                           Years of Credited Service
                                ------------------------------------------------
Final Average Earnings              10               20            30
----------------------              --               --            --

        $ 30,000                 $ 5,000         $10,000        $15,000
          50,000                   8,333          16,667         25,000
          70,000                  11,667          23,333         35,000
          90,000                  15,000          30,000         45,000
         110,000                  18,333          36,667         55,000
         130,000                  21,667          43,333         65,000


         Years of service of the executive officers of the Company currently credited under the plan are as follows: Mr. Segal, 17 years. The estimated final average earnings for Mr. Segal prior to reduction of Social Security Benefits are $98,300.

Stock Options

         In 1994, the Company's Board of Directors adopted and the stockholders approved the EXX INC 1994 Stock Option Plan ("New Plan") which provided for the issuance of incentive stock options within the meaning of Section 422 of the Internal Revenue Code and for the issuance of non-qualified stock options (not intended to qualify under Section 422 of the Code). Pursuant to the plan, 5,000,000 shares of Class A stock have been reserved for issuance upon the exercise of options to officers, directors, employees and consultants of the Company as either incentive and/or non-qualified options.

         The New Plan is administered by a committee (the "Committee") consisting of two members of the Board of Directors, each of whom is a disinterested person as defined in Rule 16b-3 of the Securities and Exchange Act. The Committee has the authority to grant options, determine the recipients of said options, the exercise price which is not to be less than fair market value at date of grant, and to make all other determinations deemed necessary or advisable for its administration. The New Plan also provides that the maximum term of each option is ten years (except that with respect to options granted to persons holding more than 10% of the total combined voting power of all classes of stock of the Company, the exercise price must be at least equal to 100% of the fair market value and the term cannot exceed five years). The New Plan also provides certain maximum limits of incentive options that may be granted to an employee within a calendar year.

         At December 31, 2001 options to purchase 5,000,000 shares of Class A common stock were available for grant. Unless previously terminated the stock option plan shall terminate in 2004.

Compensation Report on Executive Compensation

         The Compensation Committee is comprised of all members of the Board of Directors except the Chairman of the Board who is the Chief Executive Officer. There is currently in force a contract entered into in 1994 described under Executive Employment Contracts which covers the Chief Executive's Compensation.

         As regards any other executives, the Chairman of the Board annually reviews the performance and operating results of the applicable subsidiary and determines the executive's salary and bonus arrangement subject to Board of Directors approval.

         The foregoing report on Executive Compensation has been approved by all members of the Board of Directors.

                            David A. Segal, Chairman
                    Jerry Fishman            Frederic Remington
                                Norman Perlmutter

                          STOCK PRICE PERFORMANCE GRAPH

         The current SEC rules require that the reporting Company include in this Proxy Statements a line graph which compares cumulative five-year return to stockholders on an indexed basis with a major index and a nationally recognized industry standard or a peer group index. This information set forth below compares the EXX INC return with the Standard & Poor's ("S&P") Midcap Index and the S&P Manufacturing Specialized Midcap Index for this requirement. The information set forth covers the period from year-end 1996 through year-end 2001 and assumes the investment of $100 in December 1996 and the monthly reinvestment of dividends.

                          TOTAL RETURN TO STOCKHOLDERS
                     DECEMBER 31, 1996 TO DECEMBER 31, 2001

                              (GRAPH APPEARS HERE)

                                                                  ANNUAL RETURN PERCENTAGE
                                                                        Years Ending

Company/Index                                              Dec-97      Dec-98      Dec-99       Dec-00      Dec-01
-------------------------------------------------------------------------------------------------------------------
EXX INC - CL A                                             -19.35      -40.00      236.53       -55.45      -20.00
S&P MIDCAP 400 INDEX                                        32.25       19.11       14.72        17.51       -7.50
MANUFACTURING(SPCIALZD)-MD                                  11.39      -12.82       11.56        -1.44       41.53




                                                Base                  INDEXED RETURNS
                                               Period                  Years Ending
Company/Index                                  Dec-96      Dec-97      Dec-98      Dec-99       Dec-00      Dec-01
-------------------------------------------------------------------------------------------------------------------
EXX INC - CL A                                    100       80.65       48.39      162.84        72.55       58.04
S&P MIDCAP 400 INDEX                              100      132.25      157.52      180.71       212.35      196.42
MANUFACTURING(SPCIALZD)-MD                        100      111.39       97.11      108.33       106.76      151.11

                         INDEPENDENT PUBLIC ACCOUNTANTS

         Rothstein, Kass & Company, P.C. the Company's independent public accountants for 2001, have also been selected as such for the Company's current fiscal year. A representative from that firm is expected to be present at the Meeting and will have an opportunity to make a statement and to respond to appropriate questions from Stockholders.

                                 OTHER BUSINESS

         The Company's Board of Directors knows of no other matters which may come before the Meeting. However, if any other business should come before the Meeting, the proxies to which this statement relates will be voted on such matters in accordance with the best judgment of the person authorized therein.

                          PROPOSALS OF SECURITY HOLDERS

         Any proposal by a Stockholder of the Company intended to be presented at the next Annual Meeting of Stockholders must be received at the Company's Executive offices on or before March 1, 2003.

                                        By Order of the Board of Directors,




                                        David A. Segal
                                        Chairman of the Board and
                                        Chief Executive Officer

Las Vegas, Nevada
April 26, 2002

A copy of the Company's annual report (which includes the Company's 10-K) for the year ended December 31, 2001, including financial statements, accompanies this Proxy Statement.

THE ANNUAL REPORT IS NOT TO BE REGARDED AS PROXY SOLICITING MATERIAL OR AS A COMMUNICATION BY MEANS OF WHICH ANY SOLICITATION IS TO BE MADE.

                                     EXX INC
                            CLASS B STOCKHOLDER PROXY
             Proxy Solicited on Behalf of the Board of Directors of
                 the Company for the Annual Meeting May 28, 2002

PROXY

The undersigned hereby constitutes and appoints David A. Segal his true and lawful agent and proxy, with full power of substitution, to represent the undersigned at the annual meeting of Stockholders of EXX INC to be held at the office of RK Consulting LLC, 3 Becker Farm Road, 4th Floor, Roseland, New Jersey, at 5:00 p.m. on, Tuesday, May 28, 2002, and at any adjournments thereof, on all matters coming before said meeting.

                                              Dated:________________________2002

                                              __________________________________

                                              __________________________________
                                                  Signature of Stockholder
                                              This Proxy Must be Signed Exactly
                                                   As Name Appears Hereon.
                                              Executors, administrators,
                                              trustees, etc., should Give title
                                              as such.  If the signer is a
                                              corporation, please sign full
                                              corporate name by duly authorized
                                              officer.                    (over)

                                                     (continued from other side)
This Proxy will be voted in accordance with the Instructions given herein.
IF NO INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEE FOR DIRECTOR; AND WILL BE VOTED UPON WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF IN THE JUDGMENT OF THE PERSON NAMED PROXY HEREIN.

1.   ELECTION OF DIRECTORS
     Nominees, Jerry Fishman, Frederic Remington, David A. Segal
     (Mark only one)

     [_] VOTE FOR all nominees listed above; except vote withheld from following nominees (if any):

     ___________________________________________________________________________

     [_] VOTE WITHHELD from all nominees
2. In his discretion, upon other matters as may properly come before the meeting.

--------------------------------------------------------------------------------
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE
--------------------------------------------------------------------------------

                                     EXX INC
                            CLASS A STOCKHOLDER PROXY
             Proxy Solicited on Behalf of the Board of Directors of
                 the Company for the Annual Meeting May 28, 2002

PROXY

The undersigned hereby constitutes and appoints David A. Segal his true and lawful agent and proxy, with full power of substitution, to represent the undersigned at the annual meeting of Stockholders of EXX INC to be held at the office of RK Consulting LLC, 3 Becker Farm Road, 4th Floor, Roseland, New Jersey, at 5:00 p.m. on, Tuesday, May 28, 2002, and at any adjournments thereof, on all matters coming before said meeting.

                                              Dated:________________________2002

                                              __________________________________

                                              __________________________________
                                                  Signature of Stockholder
                                              This Proxy Must be Signed Exactly
                                                   As Name Appears Hereon.
                                              Executors, administrators,
                                              trustees, etc., should Give title
                                              as such.  If the signer is a
                                              corporation, please sign full
                                              corporate name by duly authorized
                                              officer.                    (over)

                                                     (continued from other side)
This Proxy will be voted in accordance with the Instructions given herein.
IF NO INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEE FOR DIRECTOR; AND WILL BE VOTED UPON WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF IN THE JUDGMENT OF THE PERSON NAMED PROXY HEREIN.

1.   ELECTION OF DIRECTOR
     Nominee, Norman H. Perlmutter
     (Mark only one)

     [_] VOTE FOR the nominee listed above.

     ___________________________________________________________________________

     [_] VOTE WITHHELD from the nominee listed above.
2. In his discretion, upon other matters as may properly come before the meeting.

--------------------------------------------------------------------------------
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE
--------------------------------------------------------------------------------